Dryden National Municipals Fund
Gateway Center Three
100 Mulberry Street, 9th Floor
Newark, NJ 07102-4077


									March 30, 2006

Securities and Exchange Commission
450 Fifth Street, NW
Washington, DC 20549

	Re:	Rule 24f-2 Notice for Dryden National Municipals Fund.
		File Nos. 2-66407 and 811-02992

	On behalf of the Dryden National Municipals Fund enclosed for filing under the Investment Company Act of 1940 is one copy of the Rule 24f-2 Notice. This document has been filed using the EDGAR system. Should you have any questions, please contact me at (973) 367-7503.

							Very truly yours,


							Grace C. Torres
							Treasurer and Principal Financial
							Accounting Officer